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EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)

                                Three Months Ended       Nine Months Ended
                                ___________________     ___________________

                                Sept 27,   Sept 28,     Sept 27,   Sept 28,
                                  1997       1996         1997       1996
                                ________   ________     ________   ________
PRIMARY:
             NET INCOME         $  3,012   $  2,030     $  9,293   $  2,359
                                ________   ________     ________   ________
                                ________   ________     ________   ________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,253     11,202       11,219     11,200

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                615          4          360          4

Net effect of stock
 subscriptions based on
 the treasury stock method
 using average market price          255        -0-          189        -0-
                                ________   ________     ________   ________

          TOTAL SHARES            12,123     11,206       11,768     11,204
                                ________   ________     ________   ________
                                ________   ________     ________   ________



         PER SHARE AMOUNT       $    .25   $    .18     $    .79   $    .21
                                ________   ________     ________   ________
                                ________   ________     ________   ________




FULLY DILUTED:
  Net income                    $  3,012   $  2,030     $  9,293   $  2,359
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                   -0-        -0-           -0-       -0-
                                ________   ________     ________   ________

       ADJUSTED NET INCOME      $  3,012   $  2,030     $  9,293   $  2,359
                                ________   ________     ________   ________
                                ________   ________     ________   ________
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EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                Three Months Ended       Nine Months Ended
                                ___________________     ___________________

                                Sept 27,   Sept 28,     Sept 27,   Sept 28,
                                  1997       1996         1997       1996
                                ________   ________     ________   ________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,253     11,202       11,219     11,200

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                        715          5          710          5

Net effect of stock
 subscriptions based on the
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                        280        -0-          278        -0-

Net effect of conversion of
 convertible subordinated
 debentures (A)                      -0-        -0-          -0-        -0-
                                ________   ________     ________   ________

             TOTAL SHARES         12,248     11,207       12,207     11,205
                                ________   ________     ________   ________
                                ________   ________     ________   ________



         PER SHARE AMOUNT       $    .25   $    .18     $    .76   $    .21
                                ________   ________     ________   ________
                                ________   ________     ________   ________



(A) Conversion of convertible subordinated debentures to 1,391 shares with an after-tax interest requirement of $473 for the three months ended September 27, 1997 and September 28, 1996, respectively and of $1,418 for the nine months ended September 27, 1997 and September 28, 1996, respectively has been excluded from computation since the effect was anti-dilutive.


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